Exhibit 10.1

GRUBHUB INC.

FIRST AMENDMENT TO

2015 LONG-TERM INCENTIVE PLAN

THIS AMENDMENT (this “Amendment”) to the Grubhub Inc. 2015 Long-Term Incentive Plan, is made and adopted by the Board of Directors (the “Board”) of Grubhub Inc., a Delaware corporation (the “Company”), effective as of the Effective Date (as defined below). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan (as defined below).

RECITALS

WHEREAS, the Company has previously adopted, and the Company’s stockholders have previously approved, the Grubhub Inc. 2015 Long-Term Incentive Plan (as amended from time to time, the “Plan”);

WHEREAS, pursuant to Section 13.1 of the Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan, with any amendment to the Share Reserve subject to the approval of the holders of the Company’s Common Stock entitled to vote in accordance with applicable law;

WHEREAS, the Board believes it is in the best interests of the Company and its stockholders to amend the Plan to increase the Share Reserve under the Plan and make such other changes as set forth herein; and

WHEREAS, this Amendment shall become effective upon the approval of this Amendment by the Company’s stockholders (the date of such approval, the “Effective Date”).

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, effective as of the Effective Date:

AMENDMENT

1.	The first sentence of Section 4.1(a) of the Plan is hereby deleted and replaced in its entirety with the following:

“Subject to any increase or decrease pursuant to Section 4.2, the aggregate number of shares of Common Stock that may be issued or used for reference purposes, or with respect to which Awards may be granted, will not exceed the sum of (i) 15.4 million shares and (ii) any shares currently outstanding under the 2013 Omnibus Incentive Plan (the “Prior Plan”) which, following the Effective Date, expire, are terminated or are cash-settled or canceled for any reason without having been exercised in full (subject to the limitations set forth in Section 4.1(c)) (such aggregate number, the “Share Reserve”).”

2.	Section 6.3(g) of the Plan is hereby amended by adding the following sentence to the end of such provision:

“In no event shall dividends or dividend equivalents be paid with respect to Options.”

3.	This Amendment shall be and is hereby incorporated into and forms a part of the Plan.
4.	Except as expressly provided herein, all terms and conditions of the Plan shall continue in full force and effect.

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